                                                                EXHIBIT 3(C)(II)

                                                                           DRAFT

                     SELLING GROUP AGREEMENT BY AND AMONG
                   THE UNITED STATES LIFE INSURANCE COMPANY
                       IN THE CITY OF NEW YORK, AMERICAN
                     GENERAL SECURITIES INCORPORATED, AND
                          THE WINCHESTER AGENCY, LTD.

This Selling Group Agreement ("Agreement") is made by and among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK ("USL"), a New York domiciled life insurance company, AMERICAN GENERAL SECURITIES INCORPORATED (as "Selling Group Member" and as "Distributor"), a Texas corporation and THE WINCHESTER AGENCY, LTD. ("Associated Agency"), a New York corporation.

                                   RECITALS

WHEREAS, USL is a wholly owned indirect subsidiary of AMERICAN GENERAL CORPORATION ("AGC"), a Texas corporation;

WHEREAS, Distributor/Selling Group Member is a wholly owned indirect subsidiary of AGC;

WHEREAS, the Associated Agency is a wholly owned indirect subsidiary of AGC;

WHEREAS, USL, Distributor/Selling Group Member and the Associated Agency are affiliates under the ultimate common control of AGC pursuant to the insurance laws of the State of New York;

WHEREAS, USL and Distributor are parties to a Distribution Agreement whereby USL has granted Distributor a non-exclusive right to promote the sale of USL products set forth in Schedule A;

WHEREAS, the Distribution Agreement described herein has been non-disapproved by the New York Insurance Department;

WHEREAS, USL, Selling Group Member/Distributor and the Associated Agency wish to enter into this Agreement for the purpose of providing for the distribution of certain variable life insurance policies and/or annuity contracts;

NOW THEREFORE, in consideration of the premises and mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1. PRODUCT DISTRIBUTION. Subject to the terms, conditions and limitations of this Agreement, the products sold under this Agreement shall be distributed in accordance with this section.

(a)  Designation of the Parties.

     Distributor is a registered broker-dealer and distributor of the variable life insurance policies and/or annuity contracts or certificates set forth in Schedule A and Schedule A-1 (collectively, "Schedule A").

     USL is a New York licensed life insurance company issuing the variable products set forth on Schedule A and any successor or additional products registered with the Securities and Exchange Commission (the "SEC") and approved by the New York Insurance Department (as discussed in Paragraph
     (c) of this section entitled "NEW PRODUCTS") and shall be collectively referred to herein as the "Contracts."

     Selling Group Member is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and under any appropriate regulatory requirements of state law and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

     Selling Group Member has NASD registered representatives who will distribute the Contracts.

     The Associated Agency is a New York licensed insurance agency and is appointed by USL as an agent of USL with the New York Insurance Department. The relationship between the Associated Agency and USL is that of an independent contractor.

     The NASD registered representatives affiliated with Selling Group Member are also New York licensed insurance agents of the Associated Agency and are appointed by USL as agents of USL with the New York Insurance Department ("Sales Persons"). The relationship between the Sales Persons and Selling Group Member and the Sales Persons and USL is that of independent contractor.

     Distributor hereby appoints the Sales Persons to solicit and procure applications for the Contracts.

     The appointment by Distributor of the Sales Persons and the appointment by USL of the Associated Agency and the Sales Persons for the sale of these Contracts is not to be deemed exclusive in any manner and only extends to New York sales of the Contracts.

(b)  Responsibilities Of The Parties/Compliance.

     (I) SELLING GROUP MEMBER/SALES PERSONS.

         Selling Group Member is authorized to recommend Sales Persons for appointment by USL to solicit sales of the Contracts. Selling Group Member shall be responsible for the sales activities of the Sales Persons and shall exercise supervisory oversight over the Associated Agency and the Sales Persons with respect to the offer and sale of the Contracts.

         Selling Group Member shall be solely responsible for the approval of securities suitability determinations for the purchase of any Contract or the selection of any investment option thereunder, in compliance with federal and state securities laws and shall supervise the Associated Agency and the Sales Persons in determining client suitability. Selling Group Member shall hold USL harmless from any financial claim resulting from improper securities suitability decisions or failure to supervise the Associated Agency and the Sales Persons in accordance with federal securities laws and NASD regulations.

         Selling Group Member will be responsible for the payment of commissions to the Sales Persons, in accordance with the provisions of this Agreement, after it receives the commissions from the Associated Agency. Selling Group Member will be reimbursed by the Associated Agency for its actual costs in rendering this service.

         Selling Group Member will fully comply with the requirements of the NASD and of the 1934 Act and such other applicable federal and state laws and will establish rules, procedures and supervisory and inspection techniques necessary to diligently supervise the activities of the Sales Persons in connection with offers and sales of the Contracts. Such supervision shall include, but not be limited to providing, or arranging for, initial and periodic training in knowledge of the Contracts. Upon request by USL, Selling Group Member will furnish appropriate records as are necessary to establish diligent supervision and client suitability.

          Selling Group Member shall incur all costs associated with registering and complying with the various rules of the SEC and the NASD relating to broker-dealers.

          Distributor/Selling Group Member shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to USL, Selling Group Member and the Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Selling Group Member shall immediately notify USL if its broker-dealer registration or the registration of any of its Sales Persons is revoked, suspended or terminated.

          The Sales Persons shall be the only parties involved in the solicitation, negotiation or procurement of the Contracts. All correspondence relating to the sale of the Contracts will be between USL, Selling Group Member, the Associated Agency, the Sales Persons and the prospective purchaser.

          The Sales Persons are authorized to collect the first purchase payment or premium (collectively the "Premium") on the Contracts. The Sales Persons will in turn remit the application and Premium to the Selling Group Member which will after a determination of suitability, remit the Premium to USL's lock box within 24 hours.

          The Sales Persons shall take applications for the Contracts only on preprinted applications supplied to them and/or the Associated Agency by USL. All completed applications and supporting documents are the sole property of USL and shall be retained by or on behalf of USL in accordance with New York Insurance Regulation 152.

          Selling Group Member is authorized to recommend Sales Persons for appointment by USL to solicit sales of the Contracts.

     (II)  THE ASSOCIATED AGENCY/SALES PERSONS.

           Associated Agency will fully comply with the requirements of New York Insurance Law and Regulations. Associated Agency shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to USL, Distributor, Selling Group Member and Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Associated Agency shall immediately notify Distributor if its insurance license or the license of any of its Sales Persons is revoked, suspended, or terminated.

           The Sales Persons shall complete a "Definition of Replacement Form" with each application for the Contracts. The "Definition of Replacement Form" shall be signed by the Sales Persons and each applicant and the Sales Persons shall leave a copy of the form with the applicant for his or her records. The Sales Persons shall attach the completed and signed "Definition of Replacement Form" to each application for the Contracts. Where the purchase of one of the Contracts will result in, or is likely to result in, a replacement, the Sales Persons shall comply in all respects with New York Insurance Regulation 60.

     (III) USL.

           USL warrants that no Sales Person shall commence solicitation or aid, directly or indirectly, in the solicitation of any application for any Contract until that Sales Person is appropriately licensed and appointed by USL to sell the Contracts. USL shall be responsible for all fees required to obtain and/or maintain any licenses or registrations required by New York Insurance Law.

           Following Selling Group Member's determination of securities suitability, USL will determine the insurance suitability of the Contracts, and will determine in its sole discretion whether to accept the applications submitted to USL by the Sales Persons and issue Contracts.

           USL will return any incomplete applications to the Selling Group Member, which will then forward them to the Sales Persons.

           USL will provide the Sales Persons with all policy forms, the "Definition of Replacement Form" and any other regulatory forms required to be completed in connection with the Contracts.

           USL will inform the Associated Agency and Selling Group Member regarding any limitations on the availability of the Contracts in New York.

           USL represents that the prospectus(es) and registration statement(s) relating to the Contracts contain no untrue statements of material fact or omission of a material fact, the omission of which makes any statement contained in the prospectus and registration statement materially false or misleading. USL agrees to indemnify Associated Agency and Selling Group Member from and against any claims, liabilities and expenses which may be incurred by any of those parties under the Securities Act of 1933, the 1934 Act, the Investment Company Act of 1940, common law, or otherwise, that arises out of a breach of this paragraph.

     (IV)  DISTRIBUTOR/SELLING GROUP MEMBER.

           Distributor/Selling Group Member is authorized by USL to offer the Contracts for sale by the Sales Persons under the terms of the Distribution Agreement described herein.

(c)  New Products.

     USL and Distributor/Selling Group Member may agree upon additional or successor products and commission schedules, in which event Distributor/Selling Group Member will offer the product(s) through the Sales Persons. However, the parties acknowledge that no such product can be offered for sale prior to receipt of all necessary federal and state approvals.

(d)  Sales Material/Books and Records.

     The Associated Agency, Selling Group Member and Sales Persons shall not utilize, in their efforts to market the Contracts, any written brochure, prospectus, descriptive literature, printed and published material, audio-visual material or standard letters unless such material has been provided preprinted by USL or unless USL has provided prior written approval for the use of such literature. In accordance with New York Insurance Law Regulation 152, the Associated Agency and/or Selling Group Member shall maintain complete records indicating the manner and extent of distribution of any such solicitation material, shall make such records and files available to USL and shall forward such records to USL. Additionally, Selling Group Member and/or the Associated Agency shall make such material available to personnel of state insurance departments, the NASD or other regulatory agencies, including the SEC, which may have regulatory authority over USL or Distributor. The Associated Agency and Selling Group Member jointly and severally hold USL and its affiliates harmless from any liability arising from the use of any material which either (i) has not been specifically approved in writing by USL, or (ii) although previously approved, has been disapproved by USL in writing for further use.

     Selling Group Member will reflect all sales of the Contracts by the Associated Agency and the Sales Persons on the books and records of Selling Group Member.

(e)  Prospectuses.

     Selling Group Member warrants that solicitation for the sale of the Contracts will be made by use of a currently effective prospectus, that a prospectus will be delivered concurrently with each sales presentation and that no statements shall be made to a client superseding or controverting any statement made in the prospectus. USL and Distributor shall furnish Selling Group Member, at no cost to Selling Group Member, reasonable quantities of prospectuses to aid in the solicitation of Contracts.

2.   COMPENSATION/CHARGES.

     USL will remit to the Associated Agency all compensation set forth in Schedule B (and Schedule B-1, if appropriate) annexed hereto. Associated Agency will remit the commissions otherwise due and payable to Sales Persons to Selling Group Member which, in turn, will pay the Sales Persons. Associated Agency will assign a portion of the commissions to the Selling Group Member for the actual costs incurred for the services performed in paying the commissions and for its supervisory oversight and non-insurance services. Such supervisory oversight and non-insurance services include the following:

     SUPERVISORY OVERSIGHT:
     Supervise Sales Persons in solicitation of variable insurance products Review applications and premium checks for completeness and accuracy Review applications for suitability
     Participate in reporting and resolution of any customer complaints.

     NON-INSURANCE SERVICES:
     Insure proper licensing of Sales Persons (insurance and securities) Forward application and checks (if applicable) to appropriate location Record transaction on books and records of Selling Group Member Determine compensation for Sales Persons
     Issue checks to Sales Persons
     Track compensation paid to Sales Persons and issue 1099 at year end.

     Actual costs of Selling Group Member supervisory oversight will be determined applying generally accepted accounting principles and shall be determined on a quarterly basis.

3.   CUSTOMER SERVICE AND COMPLAINTS.

     The parties agree that USL may contact by mail or otherwise, any client, agent, account executive, or employee of the Associated Agency or other individual acting in a similar capacity if deemed appropriate by USL, in the course of normal customer service for existing Contracts, in the investigation of complaints, or as required by law. The parties agree to cooperate fully in the investigation of any complaint. USL and Selling Group Member jointly will handle and process all complaints associated with the sale of the Contracts under this Agreement.

4.   INDEMNIFICATION.

     Selling Group Member, Associated Agency, and Sales Persons agree to hold harmless and indemnify USL against any and all claims, liabilities and expenses incurred by USL, and arising out of or based upon any alleged or untrue statement of Selling Group Member, Associated Agency or Sales Person other than statements contained in the approved sales material for any Contract, or in the registration statement or prospectus for any Contract.

     USL hereby agrees to indemnify and hold harmless Selling Group Member and each of its employees, controlling persons, officers or directors against any losses, expenses (including reasonable attorneys' fees and court costs), damages or liabilities to which Selling Group Member and the Associated Agency or such affiliates, controlling persons, officers or directors become subject, under the Securities Act of 1933, New York Insurance Laws or otherwise, insofar as such losses, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon USL's performance, non-performance or breach of this Agreement, or are based upon any untrue statement contained in, or material omission from, the prospectus for any of the Contracts.

5.   LIMITATIONS ON AUTHORITY.

     The Contract forms are the sole property of USL. No person other than USL has the authority to make, alter or discharge any policy, Contract, certificate, supplemental contract or form issued by USL. No party has the right to waive any provision with respect to any Contract or policy; give or offer to give, on behalf of USL, any tax or legal advice related to the purchase of a Contract or policy; or make any settlement of any claim or bind USL or any of its affiliates in any way. No person has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of USL.

6.   ARBITRATION.

     The parties agree that any controversy between or among them arising out of their business or pursuant to this Agreement that cannot be settled by agreement shall be taken to arbitration as set forth herein. Such arbitration will be conducted according to the securities arbitration rules then in effect, of the American Arbitration Association, NASD, or any registered national securities exchange.

     The arbitrators shall render a written opinion, specifying the factual and legal bases for the award, with a view to effecting the intent of this Agreement. The written opinion shall be signed by a majority of the arbitrators. In rendering the written opinion, the arbitrators shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of New York. Accordingly, the written opinion of the arbitrators will be determined by the rule of law and not by equity. The decision of the majority of the arbitrators shall be final and binding on the parties and shall be enforced by the courts in New York.

7.   GENERAL PROVISIONS.

     (a)  Waiver.

          Failure of any of the parties to promptly insist upon strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.

     (b)  Independent Assignment.

          No assignment of this Agreement or of any obligations under this Agreement shall be valid without prior written consent of USL. Furthermore, this Agreement and any rights pursuant hereto shall be assignable only upon the written consent of the New York State Insurance Department and all of the parties hereto. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations, or liabilities, or to relieve any person other than the parties hereto or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.

     (c)  Notice.

          All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, via first-class certified or registered mail, with postage pre-paid, or when delivered by overnight courier service, telex or telecopier, addressed as follows:

          If to USL:

                  The United States Life Insurance Company in
                              the City of New York

                                125 Maiden Lane
                            New York, NY 10038-4992
                             Attention:  President

          If to Selling Group Member/Distributor:

                    American General Securities Incorporated
                               2727 Allen Parkway
                              Houston, Texas 77019
                         Attention: F. Paul Kovach, Jr.


          If to the Associated Agency:

                            Winchester Agency, Ltd.
                            300 South State Street
                              Syracuse, NY 13202
                            Attn:  Sandra M. Smith

          or to such other persons or places as each party may from time to time designate by written notice.

     (d)  Severability.

          To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner consistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

     (e)  Amendment.

          This Agreement may be amended only in writing and signed by all parties. No amendment will impair the right to receive commissions accrued with respect to Contracts issued and applications procured prior to the amendment.

     (f)  Entire Agreement.

          This Agreement together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.

     (g)  Termination.

          This Agreement may be terminated by any party upon 30 days' prior written notice. It may be terminated, for cause, defined as a material breach of this Agreement, by any party immediately. Termination of this Agreement shall not impair the right to receive commissions accrued to applications procured prior to the termination except for a termination due to cause, or as otherwise specifically provided in Schedule B (or Schedule B-1, as appropriate).

     (h)  Governing Law.

          This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in that state, without regard to principles of conflict of laws.

By signing below, the undersigned agree to have read and be bound by the terms and conditions of this Agreement.

Date:
     ------------------

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
                    125 Maiden Lane
                    NEW YORK, NY 10038

Signed By:
                    -------------------------------------------------
Name & Title:
                    -------------------------------------------------

WINCHESTER AGENCY, LTD.
                    300 South State Street
                    SYRACUSE, NY 13202

Signed By:
                    -------------------------------------------------
Name & Title:
                    -------------------------------------------------

AMERICAN GENERAL SECURITIES INCORPORATED
                    2727 Allen Parkway
                    HOUSTON, TX 77019

Signed By:
                    -------------------------------------------------
Name & Title:
                    -------------------------------------------------

SCHEDULE A
CONTROL DATE - NOVEMBER 18, 1999

       THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
                      CONTRACTS COVERED BY THIS AGREEMENT


                             REGISTRATION FORMS   SEPARATE
CONTRACT NAME                   AND NUMBERS       ACCOUNT
-------------                -----------------------------

Platinum Investor            Form S-6             USL VL-R
Variable Life Insurance      Nos. 811-09359
                                  333-79471

SCHEDULE A-1 - GENERATIONS VARIABLE ANNUITY
CONTROL DATE - MAY 1, 2000

       THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
                      CONTRACTS COVERED BY THIS AGREEMENT


                                  REGISTRATION FORMS   SEPARATE
CONTRACT NAME                        AND NUMBERS       ACCOUNT
-------------                     -----------------------------

Generations Variable Annuity      Form N-4             USL VA-R
                                  Nos.  811-09007
                                        333-63673

SCHEDULE B - PLATINUM INVESTOR VARIABLE LIFE
CONTROL DATE - NOVEMBER 18, 1999


                   THE UNITED STATES LIFE INSURANCE COMPANY
                      IN THE CITY OF NEW YORK ("USL") AND
                             THE ASSOCIATED AGENCY


This Schedule B is made a part of the Selling Group Agreement ("Agreement") to which it is attached. It is subject to the terms and conditions of the Agreement. In no event shall USL be liable for the payment of any commission with respect to any solicitation made, in whole or in part, by any person not appropriately licensed and appointed prior to the commencement of such solicitation.

PLATINUM INVESTOR VARIABLE LIFE:

1.   COMMISSIONS TO BE PAID TO THE ASSOCIATED AGENCY

     . 90% of premiums paid in the first Policy year up to the Target Premium;

     . 4% of premiums which are not in excess of the Target Premium, paid in any of Policy years 2 through 10;

     . 2.5% of premiums which are in excess of the Target Premium, paid in any of Policy years 1 through 10; and

     . Beginning with the 2nd Policy year, an asset based commission of 6.25 basis points will be paid each quarter on the unloaned accumulation value as of the end of the prior policy quarter.

2.   DISCRETIONARY EXPENSE ALLOWANCE PAYMENT

     At its sole discretion, USL may pay the Associated Agency an additional expense allowance payment of up to 5% of first year target premium. In the event that the Associated Agency personally produces any particular policy, and USL determines that the Associated Agency qualifies in the aggregate for some additional expense allowance payment, the Associated Agency will only be eligible to receive an additional expense allowance payment of up to 1% of first year Target Premium as to that policy.

     Whether or not the Associated Agency may be eligible to receive this discretionary payment will, at a minimum, depend upon the ratio of the Associated Agency total production offset by USL's expenses relative to such production. In the event that USL determines, in it sole discretion, that the Associated Agency is eligible for an additional expense allowance payment, the Associated Agency will ensure that none of the additional expense allowance payment is passed onto a Sales Person.

3.   TARGET PREMIUM

     The Target Premium is the maximum amount of premium to which the first year commission rate applies. Commissions paid on premiums received in excess of the Target Premium are paid at the excess rate. The Target Premium is an amount calculated in accordance with the method of calculation and rates from the USL Target Premium schedules. USL may change the Target Premium schedules from time to time. The Target Premium applicable to a particular coverage shall be determined from the schedule in force when the first premium for such coverage is entered as paid in accounting records of USL.

4.   TRAIL COMMISSIONS; WHEN PAID

     The 0.25% annual trail is calculated on a quarterly basis as 0.0625%, and is applied to the entire unloaned accumulation value on each quarterly Policy anniversary. Payment will be made at the end of the calendar quarter immediately following the corresponding quarterly Policy anniversary. For example, for Policies issued February 1, the trail is based on the unloaned accumulation value as of February 1, but is not payable until the calendar quarter ended March 31.

5.   COMMISSIONS ON INCREASES IN SPECIFIED AMOUNT

     First year commissions will be paid on a portion of the premiums received during the first year following the increase.

     (a) A portion of the premium received is allocated to the increase segment by multiplying the premium received by the ratio of:

          1)  the Target Premium for the increase segment, to

          2)  the total Target Premium.

     (b) First year commissions are paid on the premium allocated to the increase segment up to the Target Premium for the increase.

     (c) Renewal commissions are paid on the portion of the premium allocated to the increase segment in excess of the Target Premium for the increased segment.

     (d) Renewal commissions are paid on the premium received that is not allocated to the increase segment (unless the Policy is still in its first Policy year and the Target Premium for the original Specified Amount has not yet been received).

6.  COMMISSIONS ON DEATH BENEFIT OPTION SWITCHES

     No commissions are paid on changes in Death Benefit Options, either from increasing to level, or from level to increasing.

7.   COMMISSIONS ON RIDERS

     Commissions paid on Riders for Platinum Investor are:

     . 90% of premiums paid in the first Policy year up to the Target Premium;

     . 4% of premiums which are not in excess of the Target Premium, paid in any of Policy years 2 through 10; and

     . 2.5% of premiums which are in excess of the Target Premium, paid in any of Policy years 1 through 10.

8.   COMMISSIONS ON SUBSTANDARD RATINGS

     The Substandard Target Premium is equal to the Minimum Annual Premium (MAP) for substandard ratings up to Table 6 plus permanent and temporary flat
     extra premiums of more than seven years.   Aviation extra premiums are
     excluded from the Substandard Target Premium. Commissions paid on substandard rating are:

     . 90% of premiums paid for substandard ratings in the first Policy year up to the Target Premium;

     . 4% of premiums paid for substandard ratings, which are not in excess of the Target Premium, in any of Policy years 2 through 10; and

     . 2.5% of premiums paid for substandard ratings, which are in excess of the Target Premium, paid in any of Policy years 1 through 10.

9.   CHANGE OF THE ASSOCIATED AGENCY

     A Policy owner may elect to change representation from the Associated Agency to another agency subsequent to the sale of the Policy, solely in the Policy owner's discretion. After such change, further compensation paid for the Policy will be paid to the new agency.

10.  GUIDELINES AND COMMISSIONS ON INTERNAL EXCHANGES

     USL maintains published rules that describe the guidelines and commissions on internal exchanges. A copy of these rules may be obtained directly from USL.

SCHEDULE B-1 - GENERATIONS VARIABLE ANNUITY
CONTROL DATE - MAY 1, 2000



                   THE UNITED STATES LIFE INSURANCE COMPANY
               IN THE CITY OF NEW YORK AND THE ASSOCIATED AGENCY

This Schedule B is attached to and made a part of the Selling Group Agreement ("Agreement") to which it is attached. It is subject to the terms and conditions of the Agreement. In no event shall USL be liable for the payment of any commission with respect to any solicitation made, in whole or in part, by any person not appropriately licensed and appointed prior to the commencement of such solicitation.

1.   COMPENSATION TO ASSOCIATED AGENCY.

     A commission will be paid to the Associated Agency as to the sale of the Generations Variable Annuity as set forth in Schedule A according to one of the following schedules. (See Broker/Data Sheet attached hereto and incorporated by reference herein for compensation schedule currently in effect.) (1) 6% of the aggregate Purchase Payments received and accepted by USL with a properly completed application or as subsequent Purchase Payments under the Certificates after the Certificate is in force; (2) 4.75% of such aggregate Purchase Payments, plus 0.25% trail commission commencing at the end of the 12th month after receipt of the initial Purchase Payment and continuing through the end of the seventh year following receipt of the Purchase Payment, followed by a 0.50% trail commission at the end of the third month of the eighth year following receipt of the initial Purchase Payment; (3) 5.0% of such aggregate Purchase Payments, plus a 0.25% trail commission commencing at the end of the 12th month after receipt of the initial Purchase Payment and continuing through the end of the seventh year following receipt of the Purchase Payments, followed by a 0.50% trail commission commencing at the end of the third month of the eighth year following receipt of the initial Purchase Payment; (4) 5.5% of such aggregate Purchase Payments, plus at 0.50% trail commission commencing at the end of the third month of the eighth year after receipt of the initial Purchase Payment; or (5) 2.25% of such aggregate Purchase Payments, plus a 0.75% trail commission commencing at the end of the 12th month after receipt of the initial Purchase Payment.

     "Trail commission" refers to an amount equal to an annual percentage of the Certificate Account Value. Trail commissions will be initially calculated as of the date specified in the above paragraph. Once trail commissions have commenced, trail commissions shall be computed on each quarterly Certificate anniversary by multiplying 0.0625% (in the case


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     of a 0.25% trail commission), 0.125% (in the case of a 0.50% trail commission) or 0.1875% (in the case of a 0.75% trail commission) by the Certificate Account Value computed on each quarterly Certificate anniversary. Trail commissions shall be paid at the calendar quarter end which follows the computation of the trail commission. Trail commissions shall continue until annuitization, surrender, or death which requires distribution of the Certificate Account Value.

2.   COMMISSION REDUCTIONS:

     (a) FREE LOOK. If a Certificate is returned to USL pursuant to the "Free Look" provision of the Certificate, the full commission paid by USL will be returned to USL or, in the absence of such return, charged back to the Associated Agency.

     (b) REDUCTIONS FOR PURCHASE PAYMENTS AT AGE 81 AND LATER. A 50% commission reduction shall apply with respect to Purchase Payments made on or after the Annuitant's eighty-first birthday (regardless of whether the Certificate has a Contingent Annuitant). Such commission reduction is not applicable to trail commissions.

     (c)  CHARGEBACKS.

             (i) CHARGEBACKS FOR WITHDRAWALS. A commission chargeback of 50% shall apply for full or partial withdrawal of a purchase payment made during the twelve months following its receipt (excluding withdrawals made pursuant to the Systematic Withdrawal Program that are within the Free Withdrawal Privilege, as defined in the Certificate).

             (ii) CHARGEBACKS IN OTHER SITUATIONS. A 100% chargeback shall apply if USL, in its sole discretion, determines not to issue or to rescind the Certificate.

          In no event shall any commission adjustment or chargeback be assessed for termination of a Certificate because of the death of the Annuitant or Owner during the periods specified above.

     (d)  NO COMPENSATION PAYABLE.  No compensation shall be payable:

     (i) if USL, in its sole discretion, determines not to issue the Certificate applied for or rescinds the Certificate;

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     (ii)  if USL refunds all or any portion of the Purchase Payments as a result of a complaint or grievance;

     (iii) if USL determines that a Purchase Payment made within 60 days following a prior partial withdrawal, including systematic withdrawals, is reasonably believed to be a reinvestment of part or all of the prior partial withdrawal;

     (iv) if the Owner, at the time the Certificate is purchased, is a bona-fide employee of USL; provided, however, that the Owner shall have completed, at the time the Certificate is purchased, appropriate documents supplied by USL which provide for a waiver of all surrender charges; or

     (v) if USL or Distributor determines that any sales person signing an application or any person or entity receiving compensation for soliciting purchases of the Certificates is not duly licensed to sell the Certificates in the state or jurisdiction of such attempted sale and registered or otherwise qualified under the 1934 Act and rules thereunder any applicable state laws and rules governing broker-dealer and their related persons.

3.   GENERAL COMPENSATION PROVISIONS.

     The Associated Agency agrees to promptly deliver Certificates and holds USL harmless from and against any claim arising from market loss to the Owner of the Certificate resulting from late delivery by the Associated Agency.

Unless otherwise agreed, the Associated Agency shall forward to USL the first full payment collected by the Associated Agency, without deduction for compensation.


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